Exhibit 99.1

10x Genomics Reports Fourth Quarter and Full Year 2019 Financial Results and Provides Full Year

2020 Revenue Guidance

Full year 2019 revenue growth of 68% over prior year

PLEASANTON, Calif. February 18, 2020 – 10x Genomics, Inc. (Nasdaq: TXG), today reported financial results for the fourth quarter and full year ended December 31, 2019.

Recent Highlights

•	Revenue of $75.3 million for the fourth quarter and $245.9 million for the full year of 2019, representing 49% and 68% increases, respectively, over the corresponding periods of 2018

•	Total of 1,666 Chromium instruments sold as of December 31, 2019

•	Initiated shipments of the Visium Spatial Gene Expression Solution

Fourth Quarter 2019 Financial Results

Revenue was $75.3 million for the three months ended December 31, 2019, a 49% increase from $50.6 million for the three months ended December 31, 2018.

Gross margin was 78% for the fourth quarter of 2019, as compared to 71% for the corresponding prior year period. The increase in gross margin was driven primarily by lower accrued royalties related to ongoing litigation.

Operating expenses were $66.8 million for the fourth quarter of 2019, as compared to $110.6 million for the corresponding prior year period, a decrease of 40%. The prior year period included $40.1 million of in-process R&D as well as an incremental $30.4 million in accrued contingent liabilities.

Operating loss was $8.1 million for the fourth quarter of 2019, as compared to $75.0 million for the corresponding prior year period. This includes $5.1 million of stock-based compensation for the fourth quarter of 2019, as compared to $1.1 million for the fourth quarter of 2018.

Net loss was $7.1 million for the fourth quarter of 2019, as compared to $75.5 million for the corresponding prior year period.

Full Year 2019 Financial Results

Revenue was $245.9 million for the year ended December 31, 2019, a 68% increase from $146.3 million for 2018.

Gross margin was 75% for full year 2019, as compared to 80% for 2018. The decrease in gross margin was driven primarily by higher accrued royalties related to ongoing litigation which impacted cost of revenue for the full year of 2019, whereas these accruals only impacted cost of revenue in the fourth quarter of 2018.

Operating expenses were $215.4 million for full year 2019, as compared to $228.4 million for 2018, a decrease of 6%. Operating expenses in 2018 included $62.4 million of in-process R&D as well as an incremental $29.1 million in accrued contingent liabilities.

Operating loss was $30.6 million for full year 2019, as compared to $110.8 million for 2018. This includes $13.3 million of stock-based compensation for full year 2019, as compared to $2.7 million for full year 2018.

Net loss was $31.3 million for full year 2019, as compared to $112.5 million for 2018.

Cash and cash equivalents were $424.2 million as of December 31, 2019.

2020 Financial Guidance

10x Genomics expects full year 2020 revenue to be in the range of $350 million to $360 million, representing 42% to 46% growth over full year 2019 revenue.

Webcast and Conference Call Information

10x Genomics will host a conference call to discuss the fourth quarter and full year 2019 financial results, business developments and outlook after market close on February 18, 2020 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. The conference call can be accessed live over the phone (877) 665-6515 for U.S. callers or (602) 563-8470 for international callers (Conference ID: 2781269). A live and archived webcast of the event will be available at http://investors.10xGenomics.com for at least 45 days following the event.

About 10x Genomics

10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. The company’s integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including 97 of the top 100 global research institutions and 19 of the top 20 global pharmaceutical companies, and have been cited in over 700 research papers on discoveries ranging from oncology to immunology and neuroscience. The company’s patent portfolio comprises more than 700 issued patents and patent applications.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. These forward-looking statements include statements regarding 10x Genomics, Inc.’s expected financial results for the year ended December 31, 2020, which involve risks and uncertainties that could cause 10x Genomics, Inc.’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on management’s current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect 10x Genomics, Inc.’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.’s views as of any date subsequent to the date of this press release.

Disclosure Information

10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

Investors:

investors@10xgenomics.com

Media:

media@10xgenomics.com

10x Genomics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenue	$75,289	$50,554	$245,893	$146,313
Cost of revenue(1)	16,582	14,900	61,033	28,661

Gross profit	58,707	35,654	184,860	117,652
Operating expenses:
Research and development(1)	27,889	13,080	83,097	47,537
In-process research and development	—	40,053	—	62,363
Selling, general and administrative(1)	38,756	26,906	130,834	87,936
Accrued contingent liabilities	142	30,580	1,502	30,580

Total operating expenses	66,787	110,619	215,433	228,416

Loss from operations	(8,080)	(74,965)	(30,573)	(110,764)
Other income (expense):
Interest income	1,819	269	2,805	1,024
Interest expense	(992)	(688)	(3,079)	(2,409)
Other income (expense), net	227	(98)	(186)	(249)

Total other expense	1,054	(517)	(460)	(1,634)

Loss before provision for income taxes	(7,026)	(75,482)	(31,033)	(112,398)
Provision for income taxes	108	42	218	87

Net loss	$(7,134)	$(75,524)	$(31,251)	$(112,485)

Other comprehensive income (loss)
Foreign currency translation adjustment	114	(39)	(9)	(22)

Comprehensive loss	$(7,020)	$(75,563)	$(31,260)	$(112,507)

Net loss per share, basic and diluted	$(0.07)	$(5.40)	$(0.80)	$(8.40)

Weighted-average shares of common stock used in computing net loss per share, basic and diluted	96,027,247	13,997,475	39,091,366	13,392,273

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2019	2018	2019	2018
Cost of revenue	$154	$22	$325	$85
Research and development	2,273	360	5,721	1,030
Selling, general and administrative	2,648	681	7,287	1,543

Total stock-based compensation expense	$5,075	$1,063	$13,333	$2,658

10x Genomics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share and per share data)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$424,166	$65,080
Accounts receivable, net	33,371	28,088
Inventory	15,270	8,570
Prepaid expenses and other current assets	8,033	4,498

Total current assets	480,840	106,236
Property and equipment, net	48,821	11,127
Restricted cash	52,327	5,008
Other assets	23,935	1,939

Total assets	$605,923	$124,310

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$13,028	$8,792
Accrued compensation and related benefits	12,394	7,047
Accrued expenses and other current liabilities	24,448	9,941
Term loans, current portion	9,882	4,187
Deferred revenue, current	3,297	2,395

Total current liabilities	63,049	32,362
Term loans, noncurrent portion	19,837	25,489
Accrued contingent liabilities	68,658	38,000
Accrued license fee, noncurrent	16,251	—
Deferred revenue, noncurrent	834	1,102
Deferred rent, noncurrent	16,120	3,329
Other noncurrent liabilities	1,091	771

Total liabilities	185,840	101,053

Commitments and contingencies
Convertible preferred stock, $0.00001 par value, no shares authorized and no shares issued and outstanding as of December 31, 2019; 67,904,871 shares authorized and 67,704,278 shares issued and outstanding as of December 31, 2018; aggregate liquidation preference of $242,588 as of December 31, 2018	—	243,244
Stockholders’ equity (deficit):
Preferred stock, $0.00001 par value; 100,000,000 shares authorized, no shares issued and outstanding as of December 31, 2019; no shares authorized, issued or outstanding as of December 31, 2018	—	—
Common stock, $0.00001 par value; 1,100,000,000 shares authorized and 96,241,596 shares issued and outstanding as of December 31, 2019; 190,955,000 shares authorized and 14,549,801 shares issued and outstanding as of December 31, 2018	2	1
Additional paid-in capital	682,494	11,165
Accumulated deficit	(262,367)	(231,116)
Accumulated other comprehensive loss	(46)	(37)

Total stockholders’ equity (deficit)	420,083	(219,987)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$605,923	$124,310